UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 30, 2015
Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

             Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2015, DRI Quorum 2010 LLC, a subsidiary of Diamond Resorts International, Inc. (the “Company”), pursuant to a First Amendment to Amended and Restated Loan Sale and Servicing Agreement (the “Amendment”), amended the Company’s existing loan sale facility with Quorum Federal Credit Union, a federally chartered credit union, as buyer, with respect to its loans receivables (the Quorum Facility) to increase the aggregate minimum committed amount from $80.0 million to $100.0 million. For additional information regarding the Quorum Facility, see the Company’s periodic reports filed with the Securities and Exchange Commission.

The description of the Amendment set forth above in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1to this Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
First Amendment to Amended and Restated Loan Sale and Servicing Agreement, dated as of September 30, 2015, among DRI Quorum 2010 LLC, as seller, Diamond Resorts Financial Services, Inc., as servicer, Wells Fargo Bank, National Association, as back-up servicer, and Quorum Federal Credit Union, a federally chartered credit union, as Buyer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.
October 5, 2015	By: /s/ Jared T. Finkelstein Name: Jared T. Finkelstein Title: Senior Vice President-General Counsel and Secretary